UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A


           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Rule 14a-12

                        Pioneer Natural Resources Company
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        --------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        --------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        --------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        --------------------------------------------------------------
    (5) Total fee paid:

        --------------------------------------------------------------
[   ]   Fee paid previously with preliminary materials.
[   ]   Check box if  any part of  the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        --------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        --------------------------------------------------------------
    (3) Filing Party:

        --------------------------------------------------------------
    (4) Date Filed:

        --------------------------------------------------------------

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                        PIONEER NATURAL RESOURCES COMPANY
                          5205 North O'Connor Boulevard
                                    Suite 900
                               Irving, Texas 75039


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Pioneer Natural Resources Company:

     Notice is hereby given that the Annual Meeting of Stockholders of Pioneer Natural Resources Company (the "Company") will be held in the Hudson Room at the Dallas Marriott Las Colinas Hotel, 223 West Las Colinas Blvd., Irving, Texas 75039, on Wednesday, May 11, 2005, at 9:00 a.m. Central Time (the "Annual Meeting"). The Annual Meeting is being held for the following purposes:

         1. To elect four directors, each for a term of three years.

         2. To ratify the selection of Ernst & Young LLP as the auditors of the Company for the current year.

         3. To transact such other business as may properly come before the Annual Meeting.

     These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 15, 2005.

                             YOUR VOTE IS IMPORTANT

     Please date, sign and return the enclosed Proxy promptly so that your shares may be voted in accordance with your wishes and so we may have a quorum at the Annual Meeting. Instead of returning the paper proxy, you may vote via the Internet at www.continentalstock.com, our transfer agent's website. Have your proxy card in hand when you access this website.


                                 By Order of the Board of Directors,


                                   /s/ Mark S. Berg
                                 -----------------------------------
                                 Mark S. Berg
                                 Secretary

Irving, Texas
April 5, 2005


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                        PIONEER NATURAL RESOURCES COMPANY
                          5205 North O'Connor Boulevard
                                    Suite 900
                               Irving, Texas 75039


                                 PROXY STATEMENT

                       2005 ANNUAL MEETING OF STOCKHOLDERS

     The Board of Directors of the Company requests your Proxy for the Annual Meeting of Stockholders that will be held Wednesday, May 11, 2005, at 9:00 a.m. Central Time, in the Hudson Room at the Dallas Marriott Las Colinas Hotel, 223 West Las Colinas Blvd., Irving, Texas 75039. By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

     You may grant your Proxy by signing, dating and returning the enclosed paper proxy card. Instead of returning the paper proxy card, you may complete a proxy card electronically through the Internet by accessing the website of the Company's transfer agent at www.continentalstock.com. See "Internet Voting" below.

     If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy, such as the accompanying Proxy or the Internet Proxy. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Secretary of the Company a written notice of the revocation, by signing and delivering to the Secretary of the Company a Proxy with a later date, or by submitting your vote electronically through the Internet with a later date. Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Secretary of the Company before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy are first being sent or given to stockholders of the Company on or about April 5, 2005.

                                QUORUM AND VOTING

     Voting Stock. The Company's common stock, par value $.01 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. Each share of common stock outstanding on the record date is entitled to one vote.

     Record Date. The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 15, 2005. At the record date, 143,845,045 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

     Quorum and Adjournments. The presence, in person or by Proxy, of the holders of a majority of the votes eligible to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

     If a quorum is not present, the stockholders entitled to vote who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

     Vote Required. Directors will be elected by a plurality of the votes present and entitled to be voted at the Annual Meeting. Ratification of the selection of the Company's auditors will require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. An automated system that the Company's transfer agent administers will tabulate the votes. Brokers who hold shares in street name for

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customers are required to vote shares in accordance with  instructions  received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a "broker non-vote") on non- discretionary items absent instructions from the beneficial owner. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Both abstentions and broker non-votes will not have any effect on the outcome of voting on director elections. For purposes of voting on the ratification of the selection of auditors, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal, and broker non-votes will not be included in the number of shares voting and therefore will have no effect on the outcome of the voting.

     Default Voting. A Proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and return a Proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

       o FOR the election of the four persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors.

       o FOR the ratification of the selection of Ernst & Young LLP as the Company's auditors.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

                                    ITEM ONE

                              ELECTION OF DIRECTORS

     The Board of Directors has nominated the following individuals for election as Class II Directors of the Company with their terms to expire in 2008 when their successors are elected and qualified:

                                James R. Baroffio
                               Edison C. Buchanan
                               Scott D. Sheffield
                                  Jim A. Watson

     Messrs. Baroffio, Buchanan, Sheffield and Watson are currently serving as Directors of the Company. Their biographical information is contained in the "Directors and Executive Officers" section below. Dr. Baroffio will be 75 years of age before 2008. In accordance with the Company's bylaws, he will not complete the term for which he is nominated.

     The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

     The Board of Directors recommends that stockholders vote FOR the election of each of the nominees.

                                    ITEM TWO

                              SELECTION OF AUDITORS

     The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the auditors of the Company for 2005. Ernst & Young LLP have audited the Company's financial statements since 1998. The 2004 audit of the Company's consolidated financial statements and effectiveness of internal control over financial reporting was completed on February 17, 2005.


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     The Board of Directors is submitting the selection of Ernst & Young LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders to communicate through their vote with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of that firm as the Company's auditors.

     The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors. The stockholders' ratification of the appointment of Ernst & Young LLP does not limit the authority of the Audit Committee to change auditors at any time.

     Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audits of the Company's annual financial statements on Forms 10-K, audit of the Company's internal control over financial reporting, reviews of the Company's quarterly financial statements on Forms 10-Q and reviews of the Company's other filings with the Securities and Exchange Commission (the "SEC") including comfort letters, consents and other research work necessary to comply with generally accepted auditing standards for the years ended December 31, 2004 and 2003 were $960,629 and $505,642, respectively.

     Audit-Related Fees. The aggregate fees earned by Ernst & Young LLP for audit-related services provided to the Company totaled $10,000 during each of the years ended December 31, 2004 and 2003. Audit-related services were comprised of audits of the Company's benefit plans.

     Tax Services Fees. The aggregate fees earned by Ernst & Young LLP for tax services provided to the Company totaled $82,140 and $68,903 during the years ended December 31, 2004 and 2003, respectively. Tax services were primarily comprised of tax return preparation services for expatriates and the Company's international subsidiaries.

     Other Fees. The aggregate fees earned by Ernst & Young LLP for other professional services provided to the Company totaled $13,335 during the year ended December 31, 2003 and were primarily comprised of employee benefit advisory services. No other services were provided to the Company by Ernst & Young LLP during the year ended December 31, 2004.

     The Charter of the Company's Audit Committee of the Board of Directors requires that the Audit Committee review and pre-approve the plan and scope of Ernst & Young LLP audit, audit-related, tax and other services. The Audit Committee pre-approved 100 percent of the services provided by Ernst & Young LLP.

     The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

     The audit report of Ernst & Young LLP on the Company's annual financial statements for 2004, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope. The audit report of Ernst & Young LLP on management's assessment that the Company maintained effective internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope.

     In connection with the audits of the Company's annual financial statements for 2004, 2003 and 2002, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of such independent accountants, would have caused such independent accountants to make reference to the matter in their audit report.

     The Board of Directors recommends that stockholders vote FOR ratification of the selection of Ernst & Young LLP.


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



                        DIRECTORS AND EXECUTIVE OFFICERS

     After the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in "Item One - Election of Directors" above, the Board of Directors and executive officers of the Company will be:

Name                      Age                   Position
----                      ---                   --------

Scott D. Sheffield.....   52   Chairman of the Board and Chief Executive Officer
Timothy L. Dove........   48   President and Chief Operating Officer
A. R. Alameddine.......   58   Executive Vice President - Worldwide Business
                               Development
Mark S. Berg ..........   46   Executive Vice President, General Counsel and
                               Secretary
Chris J. Cheatwood.....   44   Executive Vice President - Worldwide Exploration
Richard P. Dealy.......   39   Executive Vice President and Chief Financial
                               Officer
Danny L. Kellum........   50   Executive Vice President - Domestic Operations
James R. Baroffio......   73   Director
Edison C. Buchanan.....   50   Director
R. Hartwell Gardner....   70   Director
James L. Houghton......   74   Director
Jerry P. Jones.........   73   Director
Linda K. Lawson........   59   Director
Andrew D. Lundquist....   44   Director
Charles E. Ramsey, Jr..   68   Director
Mark S. Sexton.........   49   Director
Robert A. Solberg......   59   Director
Jim A. Watson..........   66   Director

     The Company has classified its Board of Directors into three classes. Directors in each class are elected to serve for three-year terms and until either reelected or their successors are elected and qualified. In addition, the Company's bylaws terminate the term of a director immediately when that director reaches 75 years of age, as will occur for Dr. Baroffio on March 27, 2007 if he is reelected at the Annual Meeting and as will occur for Mr. Houghton on December 19, 2005 prior to the end of his current term in 2007. Each year, the directors of one class stand for reelection as their terms of office expire. Messrs. Gardner, Houghton and Sexton and Mrs. Lawson are designated as Class I Directors and their terms of office expire in 2007. Messrs. Baroffio, Buchanan, Sheffield and Watson are designated as Class II Directors and their terms of office expire at the Annual Meeting. Messrs. Jones, Lundquist, Ramsey and Solberg are designated as Class III Directors and their terms of office expire in 2006.

     Executive officers serve at the discretion of the Board of Directors.

     Set forth below is biographical information about each of the Company's executive officers and directors named above.

     Scott D. Sheffield. Mr. Sheffield, a distinguished graduate of the University of Texas with a Bachelor of Science degree in Petroleum Engineering, has held the position of Chief Executive Officer since August 1997. He was President of the Company from August 1997 to November 2004, and assumed the position of Chairman of the Board in August 1999. He was the Chairman of the Board and Chief Executive Officer of Parker & Parsley Petroleum Company ("Parker & Parsley") from October 1990 until the formation of the Company in August 1997. Mr. Sheffield joined Parker & Parsley Development Company ("PPDC"), a predecessor of Parker & Parsley, as a petroleum engineer in 1979. Mr. Sheffield served as Vice President - Engineering of PPDC from September 1981 until April 1985, when he was elected President and a Director. In March 1989, Mr. Sheffield was elected Chairman of the Board and Chief Executive Officer of PPDC. Before joining PPDC, Mr. Sheffield was employed as a production and reservoir engineer for Amoco Production Company. Mr. Sheffield also served on the Board of Directors of Evergreen Resources, Inc. ("Evergreen") from 1996 until Evergreen merged with the Company, and he was a member of Evergreen's Compensation Committee.


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     Timothy L. Dove. Mr. Dove was elected President and Chief Operating Officer in November 2004. Prior to that, Mr. Dove held the positions of Executive Vice President and Chief Financial Officer since February 2000 and Executive Vice President - Business Development from August 1997 to January 2000. Mr. Dove joined Parker & Parsley in May 1994 as Vice President - International and was promoted to Senior Vice President - Business Development in October 1996, in which position he served until August 1997. Before joining Parker & Parsley, Mr. Dove was employed with Diamond Shamrock Corp., and its successor, Maxus Energy Corp., in various capacities in international exploration and production, marketing, refining, and planning and development. Mr. Dove earned a Bachelor of Science degree in Mechanical Engineering from Massachusetts Institute of Technology in 1979 and received his M.B.A. in 1981 from the University of Chicago.

     A. R. Alameddine. Mr. Alameddine, who joined the Company in July of 1997 as Vice President of Domestic Business Development, has been Executive Vice President - Worldwide Business Development since November 2003. Prior to joining the Company, Mr. Alameddine spent 26 years with Mobil Exploration and Production Company ("Mobil"). At the time of his departure from Mobil, Mr. Alameddine was the Acquisition, Trade and Sales Manager, a position he had held since 1990. Prior to1990, Mr. Alameddine held several managerial positions in the acquisition and sales group as well as in the reservoir-engineering department. A native of Lebanon, Mr. Alameddine joined Mobil as an Operations Engineer following his graduation from Louisiana State University in 1971 with a Bachelor of Science degree in Petroleum Engineering.

     Mark S. Berg. Mr. Berg joined the Company in April 2005 as Executive Vice President, General Counsel and Secretary. Mr. Berg served as Executive Vice
President, General Counsel and Secretary of American General Corporation, a Fortune 200 diversified financial services company from 1997 through 2002. Subsequent to the sale of American General to American International Group, Inc., Mr. Berg joined Hanover Compressor Company as Senior Vice President, General Counsel and Secretary. He served in that capacity from May of 2002 through April of 2004. Mr. Berg began his career in 1983 with the Houston-based law firm of Vinson & Elkins L.L.P. He was a partner with the firm from 1990 through 1997. Mr. Berg graduated Magna Cum Laude and Phi Beta Kappa with a Bachelor or Arts degree from Tulane University in 1980. He earned his J.D. with honors from the University of Texas Law School in 1983.

     Chris J. Cheatwood. Mr. Cheatwood was elected Executive Vice President - Worldwide Exploration in January 2002. Mr. Cheatwood joined the Company in August 1997 and was promoted to Vice President - Domestic Exploration in July 1998 and Senior Vice President - Exploration in December 2000. Before joining the Company, Mr. Cheatwood spent ten years with Exxon Corp. where his focus included exploration in the Deepwater Gulf of Mexico. Mr. Cheatwood is a graduate of the University of Oklahoma with a Bachelor of Science degree in Geology and earned his Master of Science degree in Geology from the University of Tulsa.

     Richard P. Dealy. Mr. Dealy was elected Executive Vice President and Chief Financial Officer in November 2004. Prior to that, Mr. Dealy held positions of Vice President and Chief Accounting Officer since February 1998 and Vice President and Controller from August 1997 to January 1998. Mr. Dealy joined Parker & Parsley in July 1992 and was promoted to Vice President and Controller in 1995, in which position he served until August 1997. He is a Certified Public Accountant, and prior to joining Parker & Parsley, he was employed by KPMG Peat Marwick. Mr. Dealy graduated with honors from Eastern New Mexico University with a Bachelor of Business Administration degree in Accounting and Finance.

     Danny L. Kellum. Mr. Kellum, who received a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 1979, was elected Executive Vice President - Domestic Operations in May 2000. From January 2000 until May 2000, Mr. Kellum served as Vice President - Domestic Operations. Mr. Kellum served as Vice President - Permian Division from August 1997 until December 1999. From 1989 until 1994 he served as Spraberry District Manager and as Vice President of the Spraberry and Permian Division for Parker & Parsley until August 1997. Mr. Kellum joined Parker & Parsley as an operations engineer in 1981 after a brief career with Mobil Oil Corporation.

     James R. Baroffio. Dr. Baroffio received a Bachelor of Arts degree in Geology at the College of Wooster, Ohio, an M.S. in Geology at Ohio State University, and a Ph.D. in Geology and Civil Engineering at the University of Illinois. Before becoming a Director of the Company in December 1997, Dr. Baroffio enjoyed a long career with Chevron Oil Corporation where he served as President, Chevron Research and Technology Center and V.P. Exploration and

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eventually  retired  as  President  of Chevron  Canada  Resources  in 1994.  Dr.
Baroffio was Chairman of the U.S. National Committee of the World Petroleum Congress and is currently a Trustee Associate of the AAPG Foundation. His community leadership positions included Chairman of the Pacific Symphony of California and a Director of the Nature Conservancy of Canada, as well as serving as President of the Alberta Nature Conservancy.

     Edison C. Buchanan. Mr. Buchanan received a Bachelor of Science degree in Civil Engineering from Tulane University in 1977 and an M.B.A. in Finance and International Business from Columbia University Graduate School of Business in 1981. From 1981 to 1997, Mr. Buchanan was a Managing Director of various groups in the Investment Banking Division of Dean Witter Reynolds in their New York and Dallas offices. In 1997, Mr. Buchanan joined Morgan Stanley Dean Witter as a Managing Director in the Real Estate Investment Banking group. In 2000, Mr.
Buchanan became Managing Director and head of the domestic Real Estate Investment Banking Group of Credit Suisse First Boston. In 2001, Mr. Buchanan began working for The Trust for Public Land, a land conservation organization, in Santa Fe, New Mexico. Mr. Buchanan became a Director of the Company in 2002. Since 2004, Mr. Buchanan has also served on the Board of Directors of MFA Mortgage Investments, Inc.

     R. Hartwell Gardner. Mr. Gardner became a Director of the Company in August 1997. He served as a Director of Parker & Parsley from November 1995 until August 1997. Mr. Gardner graduated from Colgate University with a Bachelor of Arts degree in Economics and then earned an M.B.A. from Harvard University. Until October 1, 1995, Mr. Gardner was the Treasurer of Mobil Oil Corporation and Mobil Corporation from 1974 and 1976, respectively. Mr. Gardner is a member of Financial Executives International where he served as Chairman in 1986/1987 and is a Director and Chairman of the Investment Committee of Oil Investment Corporation Ltd. and Oil Casualty Investment Corporation Ltd. in Hamilton, Bermuda.

     James L. Houghton. Mr. Houghton is a Certified Public Accountant and a graduate of Kansas University with a Bachelor of Science degree in Accounting, as well as a J.D. degree. Mr. Houghton has served as a Director of the Company since August 1997, and as a Director of Parker & Parsley from October 1991 until August 1997. Until October 1991, Mr. Houghton was the lead oil and gas tax specialist for the accounting firm of Ernst & Young LLP, was a member of Ernst & Young LLP's National Energy Group, and had served as its Southwest Regional Director of Tax. Mr. Houghton is a member of the American Institute of Certified Public Accountants, a member of the Oklahoma Society of Certified Public Accountants and a former Chairman of its Federal and Oklahoma Taxation Committee, and past President of the Oklahoma Institute on Taxation. He has also served as a Director for the Independent Petroleum Association of America and as a member of its Tax Committee. Mr. Houghton presently serves as a Trustee of the
J. E. and L. E. Mabee Foundation in Tulsa, Oklahoma.

     Jerry P. Jones. Mr. Jones earned a Bachelor of Science degree from West Texas State College in 1953 and a Bachelor of Laws degree from the University of Texas School of Law in 1959. Mr. Jones has served as a Director of the Company since August 1997, and as a Director of Parker & Parsley from May 1991 until August 1997. Mr. Jones was an attorney with the law firm of Thompson & Knight, L.L.P. in Dallas, Texas, since September 1959 and was a shareholder in that firm until January 1998, when he retired and became of counsel to the firm. Mr. Jones specialized in civil litigation, especially in the area of energy disputes.

     Linda K. Lawson. Mrs. Lawson holds a Bachelor of Science degree in Accounting from the University of Denver. Mrs. Lawson was employed by business units of The Williams Companies, as well as the parent organization from 1980 to her retirement in 2001. During her tenure she served in a variety of capacities including accounting and finance positions of the parent, and Controller of a FERC regulated energy business unit, Vice President of Investor Relations, Vice President of Human Resources, and as COO of several telecommunication start-up businesses. She is a Certified Public Accountant. She serves on the Strategic Planning and Funding Committee for the School of Accountancy at the University of Denver, where she is also an adjunct instructor, and has served the Tulsa community in a variety of nonprofit organizations. Mrs. Lawson became a Director of the Company in 2002.

     Andrew D. Lundquist. Mr. Lundquist received a Bachelor of Science degree from the University of Alaska and a J.D. from Catholic University Columbus School of Law. He joined the Company's Board of Directors in September 2004, in accordance with the terms of the Company's merger with Evergreen, after having served as an independent director on Evergreen's Board of Directors since November 2002. During 2001, Mr. Lundquist served as the Director of The White House National Energy Policy Development Group, which directed the cabinet-level task force created by the President and headed by the Vice President that produced the President's National Energy Policy. At that same time, he also served as Senior Advisor to the President and Vice President on energy issues. Mr. Lundquist was the Majority Staff Director of the U.S. Senate Energy and Natural Resources Committee from 1998 to 2001. Since March 2002, Mr. Lundquist has served as the Managing Partner of Lundquist, Nethercutt & Griles, LLC, a Washington, D.C.-based consulting firm that provides analytic and strategic advice to senior executives of corporations.

     Charles E. Ramsey, Jr. Mr. Ramsey is a graduate of the Colorado School of Mines with a Petroleum Engineering degree and a graduate of the Smaller Company Management program at the Harvard Graduate School of Business Administration. Mr. Ramsey has served as a Director of the Company since August 1997. Mr. Ramsey served as a Director of Parker & Parsley from October 1991 until August 1997. Since October 1991, he has operated an independent management and financial consulting firm. From June 1958 until June 1986, Mr. Ramsey held various engineering and management positions in the oil and gas industry and, for six years before October 1991, was a Senior Vice President in the Corporate Finance Department of Dean Witter Reynolds Inc. in the Dallas, Texas office. His industry experience includes 12 years of senior management experience with May Petroleum Inc. in the positions of President, Chief Executive Officer and Executive Vice President. Mr. Ramsey is also a former director of MBank Dallas, the Dallas Petroleum Club and Lear Petroleum Corporation.

     Mark S. Sexton. Mr. Sexton graduated from Stanford University in 1978 with a Bachelor of Science degree in mechanical engineering and is registered as a professional engineer in Colorado. He joined the Company's Board of Directors in September 2004, in accordance with the terms of the Company's merger with Evergreen. Mr. Sexton was employed in various technical, financial and management positions with Amoco Production Company, Norwest Bank and energy companies specifically targeting coal bed methane development until he joined Evergreen in 1989 where he initially managed the daily operating activities of Evergreen. Until Evergreen merged with the Company in September 2004, Mr. Sexton served as a director of Evergreen from March 1995, President and Chief Executive Officer from June 1995 and Chairman of the Board of Directors from 1999. Subsequent to the Evergreen merger, he became managing director and Chief Executive Officer of Evergreen Energy Company. Mr. Sexton was a director of KFx Inc. from 1999 to 2004 and is a past president of the Colorado Oil & Gas Association, a board member of the Independent Petroleum Association of America, an executive committee member of the Independent Petroleum Association of Mountain States and a member of the Society of Petroleum Engineers.

     Robert A. Solberg. Mr. Solberg earned a Bachelor of Science in Civil Engineering from the University of North Dakota in 1969, and is a licensed Petroleum Engineer. Mr. Solberg spent over three decades working for Texaco Inc. throughout the world. He served his last ten years as a Corporate Vice President with several management roles including President of International E&P and President of Upstream Commercial Development. He elected to retire in 2002 and joined the Company's Board of Directors the following month. He continues to live in Houston, Texas with a focus on investment management and business consultation. Mr. Solberg recently became an outside director and non-executive Chairman of JDR Cable Systems, Ltd., a privately owned British company. He also enjoys a history of civic leadership and currently serves on the University of North Dakota Alumni Association Board with a director role on their investment committee.

     Jim A. Watson. Mr. Watson became a director of the Company in September 2004. He earned a Bachelor of Arts degree from the University of Texas in 1962 and graduated, with honors, from the University of Texas Law School in 1964. Mr. Watson has served as Senior Counsel for the law firm of Carrington, Coleman, Sloman, & Blumenthal, L.L.P. in Dallas, Texas since June 2003. Before then, he was a partner at the law firm of Vinson & Elkins L.L.P. in Dallas, Texas. From 1987 to 1995, he held the position of Adjunct Professor at the University of Texas Law School and from 2000 to 2004, Mr. Watson was Chairman of the Advisory Board of the Clement Center for Southwestern Studies at Southern Methodist University. Since 1989, Mr. Watson has been included in the corporate mergers and acquisitions section of The Best Lawyers in America.

                      MEETINGS AND COMMITTEES OF DIRECTORS

     The Board of Directors of the Company held 17 regular meetings, three additional telephonic updates and four meetings of the independent members of the Board of Directors during 2004. No director attended fewer than 75 percent of the total number of meetings of the Board of Directors. In addition, no director attended fewer than 75 percent of the total number of meetings of all committees of the Board of Directors on which that director served.

     The Board of Directors has three standing committees: the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee.

     Information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report", included herein, and the "Audit Committee Charter" that is posted on the Company's website at www.pioneernrc.com. The members of the Audit Committee are Messrs. Houghton (Chairman), Gardner, Jones, Solberg and Watson and Mrs. Lawson. The Audit Committee held eight meetings during 2004.

     The Compensation and Management Development Committee periodically reviews the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company, and approves the annual salaries, bonuses, stock option awards and restricted stock awards of the Company's executive officers. The Compensation and Management Development Committee also administers the Company's Long-Term Incentive Plan (the "Plan") and oversees the Company's succession planning. Additional information regarding the functions performed by the Compensation and Management Development Committee and its membership is set forth in the "Compensation and Management Development Committee Report on Executive Compensation" included herein, and the "Compensation and Management Development Committee Charter" that is posted on the Company's website at www.pioneernrc.com. The members of the Compensation and Management Development Committee are Messrs. Buchanan (Chairman), Baroffio, Lundquist and Ramsey. The Compensation and Management Development Committee held five meetings during 2004.

     The Nominating and Corporate Governance Committee assists the Board of Directors in evaluating potential new members of the Board of Directors, recommending committee members and structure, and advising the Board of Directors about corporate governance practices. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in "Corporate Governance" included herein, and the "Nominating and Corporate Governance Committee Charter" that is posted on the Company's website at www.pioneernrc.com. The members of the Nominating and Corporate Governance Committee include all non-employee directors; however, any director whose term is expiring and who would be eligible for election at the Annual Meeting does not participate in the meeting(s) called for such nomination. The Nominating and Corporate Governance Committee was formed in 2003 and held four meetings during 2004.

                                  COMPENSATION

Compensation of Directors

     For the 2004-2005 director year, which runs from the annual meeting of 2004 to the annual meeting of 2005, non-employee directors are being compensated as follows:

  o Each non-employee director receives an annual base retainer fee of $40,000 and an annual fee of $10,000 for service on one or more committees.
  o  Audit Committee members received an additional $7,500 annual fee.
  o The geosciences specialist on the Board of Directors receives an additional $7,500 annual fee.
  o  The lead director receives an additional fee of $15,000.
  o The chairman of the Audit Committee receives an additional $7,500 annual fee and other committee chairmen receive an additional $2,500 annual fee.

Additionally, each non-employee director is provided information technology support by the Company and is also reimbursed for travel expenses to attend meetings of the Board of Directors or its committees, travel and entertainment expenses for each director's spouse who is invited to accompany directors to Board meetings, director education, seminars and trade publications. No additional fees are paid for attendance at Board of Directors or committee meetings. The Company's Chief Executive Officer does not receive additional compensation for serving on the Board of Directors.

     Under the Plan, non-employee directors are eligible to receive their fees in the form of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units. The Company can use these awards instead of cash to pay its non-employee directors all or part of their annual fees. The Board of Directors determines the form (or combination of forms) of consideration each year, based on the economic and other circumstances at the time and based on its view of which awards will best align the interests of the stockholders and the directors. For the 2005-2006 director year, the Board of Directors has determined that non-employee directors can elect to receive their annual fees 100 percent in cash or restricted stock units or 50 percent cash and 50 percent restricted stock units.

     For the 2004-2005 director year, the non-employee directors were given a choice to be compensated for their annual directors' fees in either (i) 100 percent cash, (ii) 100 percent restricted stock or (iii) a 50/50 combination of any thereof.

     The following table summarizes annual director fees earned by the Company's non-employee directors during the year ended December 31, 2004 (these fee elements overlap portions of the 2003-2004 director year and the 2004-2005 director year):

                                 Annual Director Fees For the Year Ended December 31, 2004
                        --------------------------------------------------------------------------
                         Annual     Committee    Committee   Lead     Geosciences     Other
Name                    Retainer  Participation  Chairman   Director   Specialist  Perquisites (a)     Total
----                    --------  -------------  ---------  --------  -----------  ---------------  ------------
James R. Baroffio...... $ 40,000    $ 10,000      $   -     $    -       $ 7,500     $   4,233      $ 61,733
Edison C. Buchanan..... $ 40,000    $ 10,000      $ 2,500   $    -       $   -       $   1,118      $ 53,618 (b)
R. Hartwell Gardner.... $ 40,000    $ 17,500      $   -     $    -       $   -       $     249      $ 57,749 (b)
James L. Houghton...... $ 40,000    $ 17,500      $ 7,500   $    -       $   -       $     943      $ 65,943
Jerry P. Jones......... $ 40,000    $ 17,500      $   -     $    -       $   -       $     249      $ 57,749
Linda K. Lawson........ $ 40,000    $ 17,500      $   -     $    -       $   -       $     668      $ 58,168
Charles E. Ramsey, Jr.. $ 40,000    $ 10,000      $   -     $ 11,250     $   -       $   1,683      $ 62,933
Robert A. Solberg...... $ 40,000    $ 17,500      $   -     $    -       $   -       $     249      $ 57,749 (c)
Andrew D. Lundquist.... $    -      $    -        $   -     $    -       $   -       $     249      $    249
Mark S. Sexton......... $    -      $    -        $   -     $    -       $   -       $     249      $    249
Jim A. Watson.......... $    -      $    -        $   -     $    -       $   -       $     249      $    249

-----------
(a) Other perquisites include travel and entertainment costs of spouses, costs of attending conferences and seminars and gifts.
(b) Messrs. Buchanan and Gardner chose to receive 100 percent of their annual fees in restricted stock.
(c) Mr. Solberg chose to receive restricted stock for the equivalent value of $28,750 of his fees for the year ended December 31, 2004.

     Directors who had completed three years of service as a director as of May 2004, in addition to their annual base pay retainer fee, received an annual equity award of $60,000 in restricted stock. The restricted stock grants vest after one year. Retirement before the first anniversary of the annual equity award grant results in pro rata vesting based on the number of quarterly meetings remaining in the director year. New directors joining the Board of Directors after May 2004 receive a pro rata portion of the $60,000 annual equity award in restricted stock based on the number of quarterly meetings remaining in the director year. The number of shares granted is determined by dividing the value of the equity award by the closing price of one share of Company stock on the last day preceding the day the director joins the Board of Directors.

     Each non-employee director, upon commencement of initial service as a director, receives $125,000 of restricted stock. Directors who served on the Board of Directors of a company which was acquired or merged into the Company and joined the Company's Board of Directors as a result of the acquisition or merger are not eligible for this award. The price used to calculate the number of shares to be granted is based on the closing stock price on the day prior to the day the director is elected to serve on the Board of Directors. The shares granted are subject to vesting and transfer restrictions that lapse with respect to one-third of the shares each year following the grant over a three-year period. Retirement before the third anniversary of the grant results in pro rata vesting based on the number of quarterly meetings remaining in the three-year vesting period.

     The vesting of ownership and the lapse of transfer restrictions on restricted stock awards to non- employee directors is accelerated in the event of the death or disability of the director or a change in control of the Company.

     The following table summarizes the equivalent values on the dates of grant of restricted stock awarded to the Company's non-employee directors during the year ended December 31, 2004:

                         Director Restricted Stock Awards During the Year ended December 31, 2004
                         ------------------------------------------------------------------------
                                   Equivalent Award Values on Dates of Grant
                             -----------------------------------------------------
                               Noncash       Annual    Initial Service               Shares
Name                         Annual Fees     Award         Award           Total     Awarded
----                         -----------   ---------   ---------------   ---------   -------
James R. Baroffio..........    $    -      $  60,000       $    -        $  60,000    1,912
Edison C. Buchanan.........    $ 52,500    $     -         $    -        $  52,500    1,673
R. Hartwell Gardner........    $ 57,500    $  60,000       $    -        $ 117,500    3,744
James L. Houghton..........    $    -      $  60,000       $    -        $  60,000    1,912
Jerry P. Jones.............    $    -      $  60,000       $    -        $  60,000    1,912
Linda K. Lawson............    $    -      $     -         $    -        $     -        -
Andrew D. Lundquist........    $    -      $  30,000       $    -        $  30,000      882
Charles E. Ramsey, Jr......    $    -      $  60,000       $    -        $  60,000    1,912
Mark S. Sexton.............    $    -      $  30,000       $    -        $  30,000      882
Robert A. Solberg (a)......    $ 28,750    $     -         $    -        $  28,750    1,832
Jim A. Watson..............    $    -      $  30,000       $125,000      $ 155,000    4,668

------------
(a) Mr. Solberg chose to receive 100 percent of his fees for the 2003-2004 director year in cash and 100 percent of his fees for the 2004-2005 director year in restricted stock. Restricted stock grants for the 2004-2005 director year were awarded during 2004 which were only partially earned and vested as of December 31, 2004.

Compensation of Executive Officers

     The compensation paid to the Company's executive officers generally consists of base salaries, annual bonuses, awards under the Plan, contributions to the Company's 401(k) retirement plan, contributions to the Company's deferred compensation retirement plan and miscellaneous perquisites. The following table summarizes the total compensation for 2004, 2003 and 2002 awarded to, earned by or paid to the following persons:

                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                                                              Compensation
                                           Annual Compensation            ----------------------
                                  --------------------------------------  Restricted   Shares
        Name and                                          Other Annual      Stock     Underlying    All Other
  Principal Position       Year     Salary     Bonus(b)  Compensation(c)   Awards(d)   Options    Compensation(e)
-----------------------    ----   -----------  --------  ---------------  ----------  ----------  ---------------
Scott D. Sheffield         2004   $775,000(a)  $775,000     $ 81,525      $1,522,448        -        $127,717
Chief Executive Officer    2003   $700,000     $919,000     $ 19,482      $  302,400     90,000      $ 93,155
                           2002   $700,000     $971,250     $ 19,211      $1,766,880    150,000      $ 92,797

Timothy L. Dove            2004   $382,417     $364,000     $  9,468      $  518,280        -        $ 58,742
President and              2003   $315,000     $302,000     $  5,004      $  100,800     30,000      $ 51,500
Chief Operating Officer    2002   $315,000     $349,650     $  4,954      $  588,960     50,000      $ 51,531

A.R. Alameddine            2004   $315,000     $189,000     $ 12,955      $  485,888        -        $ 52,000
Executive Vice President - 2003   $210,000     $165,375     $    -        $  100,800     20,500      $ 41,000
Worldwide Business         2002   $195,000     $175,500     $    -        $  319,020     26,500      $ 38,104
Development

Chris J. Cheatwood         2004   $315,000     $141,750     $ 19,405      $  485,888        -        $ 52,000
Executive Vice President - 2003   $315,000     $283,500     $  5,651      $  100,800     30,000      $ 51,500
Worldwide Exploration      2002   $260,000     $288,600     $  5,651      $  588,960     50,000      $ 46,024

Danny L. Kellum            2004   $315,000     $283,500     $  9,636      $  485,888        -        $ 52,000
Executive Vice President - 2003   $315,000     $283,500     $  8,981      $  100,800     30,000      $ 52,125
Domestic Operations        2002   $315,000     $349,650     $  8,981      $  588,960     50,000      $ 51,531

Mark L. Withrow (f)        2004   $315,000     $189,000     $ 15,158      $  485,888        -        $ 52,000
Executive Vice President   2003   $315,000     $142,000     $ 13,258      $  100,800     30,000      $ 51,500
and General Counsel        2002   $315,000     $349,650     $ 10,858      $  588,960     50,000      $ 52,096

---------------
(a) Mr. Sheffield received $700,000 of his annual salary in cash and $75,000 in restricted stock.
(b) Represents the amount awarded under the Company's annual bonus program that was paid during the three months ended March 31, 2005, 2004 and 2003, respectively.
(c)  For 2004, this column represents the following miscellaneous perquisites:

                                                                            Travel and
                                       Country                             Entertainment     Other
                                         Club     Vacation    Financial      Costs of      Estimated
                                         Dues    Repurchase   Counseling      Spouses      Perquisites
                                       -------   ----------   ----------   -------------   -----------
       Scott D. Sheffield..........    $ 6,219    $ 13,463     $ 11,740       $ 48,103       $ 2,000
       Timothy L. Dove.............    $ 5,004    $    -       $    -         $  2,799       $ 1,665
       A. R. Alameddine............    $   -      $    -       $ 12,000       $    155       $   800
       Chris J. Cheatwood..........    $ 5,651    $    -       $ 12,000       $  1,254       $   500
       Danny L. Kellum.............    $ 2,923    $  6,058     $    -         $    155       $   500
       Mark L. Withrow.............    $ 7,200    $  6,058     $    -         $  1,055       $   845

     Other estimated perquisites provided during 2004 included the costs of life insurance, officer physical exams and miscellaneous personal use of cell phones, computer and computer-related utilities provided for business use.

(d) The value of the 2004 restricted stock reported in this column was determined using the February 13, 2004 grant date closing price of $30.85 per share for the Company's common stock as reported by the New York Stock Exchange (the "NYSE"). The restricted stock grant includes vesting restrictions that lapse on February 16, 2007. The restricted stock is entitled to receive dividends, if any, paid on the Company's common stock. Aggregate unvested restricted stock grants as of December 31, 2004 and the corresponding value based on the closing price of the common stock as reported on the NYSE on December 31, 2004 ($35.10 per share) are: Mr. Sheffield, 133,350 shares, $4,680,586; Mr. Dove, 44,800 shares, $1,572,480;
     Mr. Alameddine, 32,705 shares, $1,149,525 and Messrs. Cheatwood, Kellum and Withrow 43,750 shares each, $1,535,625 each.
(e) For 2004, this column includes (i) contributions to qualified retirement plans of $20,500 each to Messrs. Sheffield, Dove, Alameddine, Cheatwood, Kellum and Withrow; (ii) contributions to the Company's non-qualified deferred compensation retirement plan for Mr. Sheffield of $77,500; for Mr. Dove of $38,242; for Messrs. Alameddine, Cheatwood, Kellum and Withrow of $31,500 each; a $26,857 distribution to Mr. Sheffield from an affiliated employee partnership and (iii) a $2,860 premium with respect to a term life insurance policy for the benefit of Mr. Sheffield.
(f) Effective March 7, 2005, Mr. Withrow was no longer an executive officer of the Company.

     Directors or executive officers may hold working interests in wells in which the Company or a subsidiary is the operator and such holdings participate in the costs and revenues attributable to that working interest in accordance with customary industry terms.

     Long-Term Incentive Plan. The Plan provides for employee and non-employee director grants in the form of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units. The maximum number of shares of common stock that may be issued under the Plan is equal to 10 percent of the total number of shares of common stock equivalents outstanding from time to time minus the total number of shares of stock subject to outstanding grants on the date of calculation under any other stock-based plan for employees or directors of the Company. The Plan had 8,307,237 shares available for additional awards at December 31, 2004. The Company also had 557,335 shares available for grant under the Employee Stock Purchase Plan ("ESPP") as of December 31, 2004. The Company's officers are not eligible to participate in the ESPP.

     The Plan provides that awards may be forfeited or vested at termination of employment depending on the circumstances of termination and whether the participant had a written employment agreement. Messrs. Sheffield, Withrow and Paulsen have severance agreements that are written employment agreements under the Plan. Under the Plan and those agreements, their awards will fully vest and become exercisable if they resign for any reason (including for good cause) or without reason so long as the resignation is not in breach of their written agreements with the Company, or if the Company terminates their employment in breach of the written agreements. In general, the unvested portion of awards for other participants in the Plan will become void upon termination of employment.

     The Plan provides that the Compensation and Management Development Committee may determine whether a particular award under the Plan will have change-of-control provisions. In general, awards under the Plan contain provisions that provide that options and restricted stock or restricted stock units will become immediately vested and exercisable in full upon a change in control and that options will remain exercisable for their full original term regardless of whether and how the holder's employment is subsequently terminated.

     No stock options, stock appreciation rights or performance units have been awarded under the Plan in 2004.

     The  following  table  sets  forth,  for  each  named  executive   officer,
information concerning the exercise of stock options during 2004, and the value of unexercised stock options as of December 31, 2004:

      AGGREGATED OPTIONS EXERCISED DURING THE YEAR ENDED DECEMBER 31, 2004
              AND VALUE OF UNEXERCISED OPTIONS AT DECEMBER 31, 2004

                                                     Number of Securities           Value of Unexercised
                                                    Underlying Unexercised              In-the-Money
                          Shares                 Options at December 31, 2004   Options at December 31, 2004(a)
                        Acquired on    Value     ----------------------------   -------------------------------
Name                     Exercise     Realized   Exercisable    Unexercisable    Exercisable     Unexercisable
----                    -----------  ----------  -----------    -------------    -----------     -------------
Scott D. Sheffield....     60,000    $1,537,455    305,927         110,000       $ 4,722,152      $ 1,336,000
Timothy L. Dove.......     19,333    $  386,596    125,167          36,665       $ 2,159,427      $   445,316
A.R. Alameddine.......      6,666    $  130,487     75,583          22,499       $ 1,302,209      $   265,335
Chris J. Cheatwood....     18,167    $  314,957     64,501          36,665       $   939,576      $   445,316
Danny L. Kellum.......        -      $      -       51,001          36,665       $   708,313      $   445,316
Mark L. Withrow.......     22,499    $  442,012    138,667          36,665       $ 2,538,995      $   445,316

---------------
(a) Amounts were calculated by multiplying the number of unexercised options by $35.10, which was the closing price of the Company's common stock on December 31, 2004, and subtracting the aggregate exercise price, which was determined by multiplying the unexercised options by their respective exercise prices and summing the result.

     Retirement Plan. The Company provides a 401(k) retirement plan and a non-qualified deferred compensation retirement plan for executive officers of the Company but does not provide defined benefit retirement plans or restoration plans. Hewitt Associates has advised the Company that providing only a 401(k) retirement plan to its executive officers is not a competitive retirement benefit.

     The non-qualified deferred compensation retirement plan allows each participant to contribute up to 25 percent of base salary and 100 percent of annual bonus payments. The Company provides a matching contribution of 100 percent of the participant's contribution limited to the first ten percent of the executive officer's base salary. The Company's matching contribution vests immediately. The non-qualified deferred compensation plan permits officers to make investment allocation choices for both the executive officer's contribution and the Company match to designated mutual funds or self-directed brokerage accounts included in the non-qualified deferred compensation plan. The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest in the executive officer's investment choices. To date, the Company has chosen to actually invest the funds in the investment options selected by the executive officers so that the investment returns are funded and do not create unfunded liabilities to the Company.

     The  following  table  sets  forth,  for  each  named  executive   officer,
information concerning the fair values of vested benefits in the Company's non-qualified deferred compensation retirement plan through December 31, 2004:

      FAIR VALUES OF VESTED BENEFITS IN NON-QUALIFIED DEFERRED COMPENSATION
                    RETIREMENT PLAN THROUGH DECEMBER 31, 2004

                                                                     Investment
                                    Employee        Employer        Income (Loss)        Fair Value of
Name                              Contribution        Match       and Distributions     Vested Benefits
----                              ------------     ----------     -----------------     ---------------
Scott D. Sheffield.............    $  398,710      $  398,710        $ (55,047)(a)         $ 742,373
Timothy L. Dove................    $  182,742      $  182,742        $ 102,632             $ 468,116
A.R. Alameddine................    $  266,808      $  126,734        $ (27,387)            $ 366,155
Chris J. Cheatwood.............    $  135,372      $  135,372        $  65,091             $ 335,835
Danny L. Kellum................    $  165,269      $  165,269        $  64,398             $ 394,936
Mark L. Withrow................    $  177,567      $  177,567        $ (36,725)            $ 318,409

-----------
(a) Includes a $118,344 distribution made during 2001 in accordance with divorce proceedings.

     Participants may choose to receive distributions of their vested benefits from the non-qualified compensation plan as soon as administratively practicable
(i) after the date of separation from service with the Company or (ii) after January 1 of the year next following the date of separation from service with the Company. Participants vested benefits may, at the option of the participant, be distributed in one lump sum, in five annual installments or in ten annual installments.

     Severance Agreements. The Company has entered into severance agreements with its executive officers. Salaries and bonuses are set by the Compensation and Management Development Committee independent of these agreements and the Compensation and Management Development Committee can increase or reduce base salaries at its discretion.

     Either the Company or the executive officer may terminate the officer's employment under the severance agreement at any time. The Company must pay the officer an amount equal to one year's base salary if the officer's employment is terminated because of death, disability or normal retirement. The Company must pay the officer an amount equal to one year's base salary and continue health insurance for the executive officer's family for one year if the Company terminates the officer's employment without cause or if the officer terminates employment for good reason, which is when reductions in the officer's base annual salary exceed specified limits or when the executive officer's responsibilities have been significantly reduced. If within one year after a change in control of the Company, the Company terminates the executive officer without cause, or if the executive officer terminates employment for good reason, the Company must pay the executive officer an amount equal to 2.99 times the sum of the executive officer's base salary plus the greater of target bonus for the current year or actual bonus for the previous year and continue health insurance for one year, or until the officer is eligible for Medicare, for the officer and their respective family. If the executive officer terminates employment with the Company without reason between six months and one year after a change in control, or at any time within one year after a change in control if the executive officer is required to move, then the Company must pay the executive officer one year's base salary and continue health insurance for the executive officer's family for one year. Executive officers are also entitled to additional payments for certain tax liabilities that may apply to severance payments following a change in control.

     Effective March 7, 2005, Mr. Withrow was no longer an executive officer of the Company. His employment will terminate following a transition period. As provided in his severance agreement, Mr. Withrow will receive a severance payment of one year's base salary and in accordance with the Plan conditions, all stock options will vest and restrictions on all restricted stock will lapse. Mr. Withrow has not received additional stock options or restricted stock other than what has already been described in footnote (d) of the Summary Compensation Table and in the Aggregated Options Exercised during the year ended December 31, 2004 and Value of Unexercised Options at December 31, 2004 table.

     Indemnification Agreements. The Company has entered into indemnification agreements with each of its directors and most of its executive officers, including the named executive officers. Those agreements require the Company to indemnify the directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law and to advance expenses in connection with certain claims against directors and officers. The Company expects to enter into similar agreements with persons selected to be directors and executive officers in the future. Each indemnification agreement also provides that, upon a potential change in control of the Company and if the indemnified director or executive officer so requests, the Company will create a trust for the benefit of the indemnified director or executive officer in an amount sufficient to satisfy payment of all liabilities and suits against which the Company has indemnified the director or executive officer.

     Directors'  and  Officers'  Insurance.   The  Company  maintains  customary
directors' and officers' insurance coverage.

                COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Management Development Committee is responsible for approving all compensation awards for all executive officers, including the named executive officers. The committee also approves all long-term incentive awards and perquisites. The committee operates under a written charter adopted by the Board.

                COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The  Compensation  and  Management  Development  Committee  of the Board of
Directors   submits  the   following   report  with  respect  to  the  executive
compensation program of the Company.

Compensation Principles and Philosophy

     The overriding responsibility of the committee is to maintain the Company's executive officers' compensation program so that it attracts and retains a capable and highly motivated senior management team and aligns the compensation of the Company's executive officers with the Company's strategic business plan to increase stockholder value. During 2004, the committee retained Hewitt Associates to assist and advise it in its efforts to establish and administer fair and competitive compensation and incentive policies. These policies emphasize variable compensation and structure the annual bonus and long-term incentive awards to be a significant portion of an executive officer's total compensation so that total compensation is reflective of the executive officer's individual performance and the Company's performance. Beginning in 2004, the committee elected to change the long-term incentive awards from a combination of stock options and restricted stock to a performance-based restricted stock program to further emphasize performance and alignment of stockholders' and executive officers' interests. The committee has adopted a policy of not repricing stock options and incorporated that policy into the Plan. Other critical elements of the Company's compensation and incentive policies provide for:

      o Base salaries at or slightly above median levels compared to industry survey information and peer group proxy analysis.

      o Annual target bonus levels slightly above median with payouts that are based on both individual and Company performance.

      o    Long-term incentive target award levels that are above median.

      o Significant stock ownership by directors, the Chief Executive Officer and all executive officers.

To support the commitment to significant stock ownership, the Company's current common stock ownership guidelines are as follows:

      o Non-employee directors' stock value equal to at least five times each director's annual base retainer fee. The non-employee directors have three years after joining the board of directors to meet the guideline.

      o Chairman of the Board and Chief Executive Officer stock value equal to at least five times his annual base salary.

      o President and other named executive officers stock value equal to at least three times their annual base salary. The president and other named executive officers, generally, have two years after becoming an officer to meet the guideline.

     In determining compliance with these guidelines, the committee considers its expectations of the long- term value of the Company's common stock and the current trading levels. All named executive officers, including Mr. Sheffield, and all directors are in compliance with the ownership guidelines.

     The Omnibus Budget Reconciliation Act of 1993 placed restrictions on the deductibility of executive compensation paid by public companies. Under the restrictions, the Company is not able to deduct compensation paid to any of the named executive officers in excess of $1,000,000 unless the compensation meets the definition of "performance-based compensation" as required in Section 162(m) of the Internal Revenue Code of 1986, as amended. Nondeductibility could result in additional tax costs to the Company. The committee generally tries to preserve the deductibility of all executive compensation if it can do so without interfering with the Company's ability to attract and retain capable and highly motivated senior management. The Company's annual incentive bonus plan does not meet the definition of performance-based compensation as required in Section 162(m) primarily because the annual incentive bonus plan is not formula driven and the committee retains the right to make subjective evaluations of performance including an assessment of how effectively management adapts to changing industry conditions and opportunities during the Company's bonus year. Performance-based share restricted stock awards do not qualify as performance-based compensation under Section 162(m). Accordingly, the portions of compensation paid to our named executive officers in 2004 that exceeded $1,000,000 (other than from the exercise of stock options) are generally not deductible. The committee believes it is in the best interest of shareholders to continue with a discretionary element in the annual incentive bonus program and to make performance share awards in the form of restricted stock to the Company's officers instead of stock options.

Elements of Compensation

     The elements of the compensation program the committee administers for executive officers, including the Chief Executive Officer, consist of base salaries, annual bonuses, awards made under the Plan, contributions to the Company's 401(k) retirement plan, contributions to the Company's non-qualified deferred compensation retirement plan and miscellaneous perquisites. Base salaries, annual bonuses and long-term incentives are discussed separately below; however, the committee considers the aggregate remuneration of executives when evaluating the executive compensation program.

     Base Salaries. An executive's base salary is viewed as a fixed component of total compensation that should be competitive with companies similar in terms of business strategy to the Company. The committee has targeted base salaries at or slightly above the median level for companies of similar business strategy to the Company. The committee evaluates the base salaries of the Company's executive officers on the basis of competitive base salary survey data provided by Hewitt Associates and consideration of each officer's duties and responsibilities. The committee views the executives below the Chief Executive Officer level as a team with diverse duties but with similar authority and responsibility. Hewitt Associates historically has provided base salary survey data on the majority of the Company's peer group companies, a group of independent exploration and production companies with similar asset, revenue and capital investment profiles as the Company. While the peer group provided by Hewitt Associates includes some of the members of the Dow Jones U.S. Exploration and Production Index (the "DJ E&P Index," formerly known as the Dow Jones Exploration and Production Index) reflected in the performance graph set forth under "Company Performance" below, it does not include all of the companies in that peer group and includes other companies with which the Company competes. The committee determines the base salary for all officers, including Mr. Sheffield, using the same methodology.

     For 2005, Mr. Sheffield's annual base salary was increased from $775,000 to $825,000. Hewitt Associates indicated Mr. Sheffield's annual base salary is at the 50th percentile level. The base salary of the other named executive officers was increased for 2005 to a level which Hewitt Associates advises, as a group, are also at approximately the 50th percentile.

     Annual Bonuses. Each year the committee establishes a target bonus for each executive officer based on the target bonus median levels of executive officers in similar positions at peer group companies. To maintain internal equity, the level of responsibility, scope and complexity of the executive officer's position are considered. The range of awards for the annual incentive bonus plan can range from 0 to 200 percent of target. The 2005 target bonus level for Mr. Sheffield did not change; however the target bonus levels for the other named executive officers increased to reflect competitive market conditions. The 2005 target bonus levels for the named executive officers were identified by Hewitt Associates as being slightly above the median level. In awarding 2004 bonuses, the Company reviewed the following criteria that are important to the success of the Company's business plan:

                      o   Net asset value per share
                      o   Return on equity
                      o   Return on capital employed
                      o   Operating cost per BOE
                      o   Debt/Book capitalization
                      o   Investment grade credit ratings
                      o   Reserve replacement
                      o   Finding and development cost per BOE
                      o   Production growth
                      o   General and administrative costs per BOE
                      o   Growth of share value
                      o   Safety and environmental performance

     In determining the executive officers' annual bonus awards, the committee also evaluated the Company's stock performance in relation to its peer group. The committee did not employ a formula or predetermined weighting of the above financial and operational performance criteria, but does compare actual results to target goals. The committee evaluates Company performance in light of oil and gas industry fundamentals and assesses how effectively management adapts to changing industry conditions and opportunities during the year. The committee observes and evaluates the individual performance of executive officers throughout the year and specifically evaluates Mr. Sheffield's performance relative to the Company's performance in achieving the Company's goals.

     For 2004, the committee awarded Mr. Sheffield and one named executive officer a cash bonus at target level, two named executives above target level and one named executive below target. The Company successfully completed the strategic acquisition of Evergreen during 2004 and achieved the following results:

                      o   Return on equity of 14 percent
                      o   Return on capital employed of 9 percent
                      o   Base operating costs of $3.85 per BOE
                      o   Debt to total capitalization ratio of 46 percent
                      o   Received investment grade credit ratings
                      o   Reserve replacement of 441 percent
                      o   Finding and development cost per BOE of $10.48
                      o   Production growth of 22 percent
                      o   General and administrative cost of $1.17 per BOE
                      o   2004 stock price increase of 10 percent

     Regarding stock performance, the Company's three-year cumulative total return based on stock price performance has exceeded the Standard & Poor's 500 Index (the "S&P 500") and is slightly below the DJ E&P Index per the graph below. In addition, the Company's stock price hit a five-year high of $37.50 in July 2004.

                COMPARISON OF THREE-YEAR CUMULATIVE TOTAL RETURN
                      AMONG THE COMPANY, THE S&P 500 INDEX
                            AND THE DJ E&P INDEX (a)

                                     Pioneer
                                     Natural                     DJ
                  Year ended        Resources        S&P         E&P
                 December 31,        Company         500        Index
                 ------------       ---------       -----       -----
                     2001              100           100         100
                     2002              131            78         102
                     2003              166           100         134
                     2004              183           111         190

                 ---------------
                 (a) Assumes $100 invested on December 31, 2001 in stock or index, including reinvestment of dividends.


     Long-Term Incentives. The value of the long-term incentive awards granted to Mr. Sheffield in 2004 was determined by a comparison of long-term incentive grants made to the Chief Executive Officers of peer group companies. The value of long-term incentives granted to each executive officer was determined by comparing the value of awards granted to peer company executives holding similar positions, and their individual award levels were averaged to determine the actual awards to executive officers of the Company. The award levels were not influenced by the current stock holdings of the executive officers. The Company's philosophy is to target long-term incentives with values that are above market average. For 2004, Mr. Sheffield was awarded 49,350 shares of restricted stock, excluding the equivalent value of $75,000 of annual salary received in restricted stock in lieu of cash. Hewitt Associates concluded the 2004 award levels placed Mr. Sheffield and the other named executive officers as a group at approximately the 60th level for long-term incentive awards among the peer group. For 2005, Mr. Sheffield was awarded 63,000 shares of restricted stock.

     A  significant   portion  of  an  executive  officer's  total  compensation opportunity is comprised of long-term incentive awards, which are intended to align executive officer's interests in long-term growth and success more closely with the interests of the Company's stockholders.

     Beginning in 2004, to achieve this alignment and to emphasize long-term performance, the committee uses performance-based share awards under the Plan for executive officers. No stock options were awarded to Mr. Sheffield or the other executive officers for 2004. This program establishes restricted stock award targets for Mr. Sheffield and each executive officer determined by comparing the value of awards granted to peer company executives holding similar positions. Restricted stock awarded under this program will have a three-year cliff vesting requirement.

     The number of restricted shares awarded each year as a percentage of target award levels is determined by a three-step process. First, the committee conducts a subjective evaluation of the internal Company performance against the following one- and three-year metrics:

          One-year metrics                             Three-year metrics
          ---------------                              ------------------
          Production growth                            Reserve replacement
          Operating cost per BOE                       Finding and development cost per BOE
          General and administrative costs per BOE     Net asset value per share
          Debt statistics

     Next, to finalize the award level for the executive group, the committee considered the Company's total shareholder return results compared to the total shareholder return of the Company's peer group for each of the last three years. Finally, the committee conducts an evaluation of each executive's individual performance. The committee concluded that Mr. Sheffield performed at target levels in relation to the internal one and three-year metrics for Company performance. The Company's stock price performance compared to the peer group was below target expectations; however, Mr. Sheffield's individual performance was above target levels reflected by the successful expansion of the Company's proved reserve base, improvement in the Company's balance sheet to achieve investment grade credit ratings and the expansion of exploration opportunities during 2004. Overall, the committee's evaluation of Mr. Sheffield's performance resulted in a long-term incentive award at 100 percent of target level.

     Other Compensation. In addition to base salaries, annual bonuses and long-term incentive awards, the committee reviews all other benefits and perquisites to determine if the total compensation package for corporate officers is fair, reasonable and competitive. Hewitt Associates has reviewed the Company-provided benefits and perquisites and concluded that the Company's total retirement value provided to executive officers is well below market and the Company's perquisite offerings are conservative versus the market.

     In December 2004, the Company acquired a fractional interest in a private aircraft. This aircraft will be made available for business use to the executive officers and other employees of the Company. The Company's policy is to not permit employees, including executive officers, to use the aircraft for personal use. The Company expects there will be occasions when a personal guest will accompany an employee on a business related flight. In such instances, the Company will follow the Internal Revenue Service rules and, where required, impute income to the employees based on the Standard Industry Fare Level rates provided by the Internal Revenue Service.

     All compensation arrangements for Mr. Sheffield and the named executive officers have been tallied up, reviewed with the Company's compensation consultant and deemed to be fair, competitive and not excessive.

     Mr. Sheffield's total compensation paid by the Company for 2004 is summarized below:

             Base pay.................................     $    775,000
             Annual bonus.............................          775,000
             Long-Term Incentive awards (a)...........        1,522,448
             Retirement plan contributions (b)........           98,000
             Other perquisites (c) (d)................           84,385
                                                             ----------
                 Total................................     $  3,254,833
                                                            ===========

----------
(a) Based on grant date closing price of $30.85 of restricted stock awarded during 2004.
(b)  401(k) plan and non-qualified deferred compensation retirement plan.
(c) Includes the estimated costs of life insurance, country club dues, vacation repurchase, officer physical, financial consulting service, travel and entertainment costs of Mr. Sheffield's spouse, and miscellaneous personal use of a cell phone, computer and computer-related utilities provided for business use.
(d) Does not include a value for all other broad-based benefits available to all employees.

     In summary, the Company believes a significant portion of executive compensation should be variable and performance-based so that an executive officer's total compensation opportunity is linked to the performance of the individual, the Company and its stock price. The majority of an executive officer's total compensation is variable and at-risk. This structure allows the Company to administer overall compensation that rises or falls based on the Company's performance while maintaining a balance between the Company's short-term and long-term objectives.

Compensation and Management Development Committee of
The Board of Directors

Edison C. Buchanan, Chairman
James R. Baroffio, Member
Andrew D. Lundquist, Member
Charles E. Ramsey, Jr., Member

                             AUDIT COMMITTEE REPORT

     The Audit Committee's purpose is to assist the Board of Directors in its oversight of the Company's internal controls, financial statements and the audit process. The Board of Directors, in its business judgment, has determined that all members of the committee are independent as required under the listing standards of the NYSE. The committee operates pursuant to a charter adopted by the Board of Directors. A copy of the current charter is posted on the Company's website at www.pioneernrc.com.

     Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     In performing its oversight role, the committee has reviewed and discussed the audited financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, as currently in effect. The committee has also considered whether the performance of other non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

     Based on the reports and discussions described in this Report, and subject to the limitations on the roles and responsibilities of the committee referred to below and in the charter, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC. The committee has also recommended the selection of the Company's independent auditors.

     The members of the committee are not professionally engaged in the practice of auditing or accounting for the Company and are not experts in auditor independence standards. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact independent.

Audit Committee of
The Board of Directors

James L. Houghton, Chairman
R. Hartwell Gardner, Member
Jerry P. Jones, Member
Linda K. Lawson, Member
Robert A. Solberg, Member
Jim A. Watson, Member

                              CORPORATE GOVERNANCE

Corporate Governance Principles

     The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to shareholders. In March 2003, the Board of Directors formally adopted the Company's Corporate Governance Principles, which cover the following principal subjects:

          o    Role and functions of the Board of Directors
          o    Qualifications and independence of directors
          o    Size of the Board of Directors and selection process
          o    Committee functions and independence of committee members
          o    Meetings of non-employee directors
          o    Self-evaluation
          o Ethics and conflicts of interest (a copy of the current Code of Business Conduct and Ethics is posted on the Company's website at www.pioneernrc.com)
          o    Reporting of  concerns to  non-employee  directors  or the  Audit
               Committee
          o Compensation of the Board of Directors and stock ownership requirements
          o Succession planning and annual compensation review of senior management
          o    Access to senior management and to independent advisors
          o    Director orientation and continuing education
          o    Evaluation of corporate governance principles

     The Corporate Governance Principles are posted on the Company's website at www.pioneernrc.com/governance. The Corporate Governance Principles will be reviewed periodically and as necessary by the Company's Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Principles will be presented to the Board of Directors for its approval.

     The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Principles comply with the NYSE rules.

Director Independence

     The Company's standards for determining director independence require the assessment of directors' independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE. As contemplated by the NYSE rules, the Board of Directors has also adopted categorical standards to assist in determining whether any material relationship with the Company or its management exists. Directors who have any of the relationships outlined in the categorical standards are considered to have relationships that require the Board of Directors' review of the full facts and circumstances in order to determine whether the relationship impairs the independence of the director. The categorical standards are set forth under "Independence of Directors" in the Company's "Corporate Governance Principles" and are:

1. The director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company;
2. the director, or any member of the director's family, has not been employed by the Company in the last five years;
3. the director, or any member of the director's family, has not been employed by, or affiliated with, the Company's auditor in the last five years;
4. the director, or any member of the director's family, has not been part of an interlocking directorate in the last five years;
5. the director, or any member of the director's family, does not receive non-director compensation from the Company;

6.   the director does not own more than 4.9 percent of the Company's shares;
7.   the director does not serve on more than three other public company boards;
     and
8.   the director does not serve on the board of another E&P company.

     In March 2005, the Board of Directors assessed the independence of each non-employee director under the Company's guidelines. The Board of Directors affirmatively determined that all eleven non-employee directors (Dr. Baroffio, Mr. Buchanan, Mr. Gardner, Mr. Houghton, Mr. Jones, Mrs. Lawson, Mr. Lundquist, Mr. Ramsey, Mr. Sexton, Mr. Solberg and Mr. Watson) are independent.

     The Board of Directors reviewed the facts and circumstances of Mr. Lundquist's and Mr. Sexton's interests in the Company's transaction with Evergreen, of which Mr. Lundquist was an independent director and Mr. Sexton was the Chairman of the Board, President and Chief Executive Officer, as well as Mr. Sexton's payments under his change of control agreement with Evergreen and his non-competition agreement with the Company. The Board of Directors concluded that Mr. Lundquist's economic interest in the Evergreen transaction was limited to his holdings as a security holder and that his prior activities as an independent director of Evergreen would not impair his independence as a director of the Company. The Board of Directors similarly concluded that Mr. Sexton was an independent director because Mr. Sexton ceased to be an employee of Evergreen at the time of the merger, because his economic interest in that transaction existed as an employee and stockholder of Evergreen (both of which ceased at the merger or upon settlement of the dispute relating to the amount of change of control payments due him because of the merger), and because the payment for his new non-competition agreement did not constitute payment for services to the Company since it was not contingent on continuing service.

     The Board of Directors also reviewed the facts and circumstances of Mr. Jones' relationship with a law firm from which he had retired in January 1998 and in which he holds the title "of counsel." Because Mr. Jones has no role in or economic interest in that firm and receives payments only under a retirement savings plan, the Board of Directors concluded that Mr. Jones' limited relationship with that firm was not material and that it would not impair his independent judgment.

     In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that each member of the Audit Committee meets the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee. Those standards require that the director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees except for fees for services as a director.

Certifications

     The Company submitted a Section 12(a) Chief Executive Officer ("CEO") Certification to the NYSE in 2004 regarding the Company's compliance with the NYSE corporate governance listing standards. The certification was not qualified. The Company also filed the CEO and Chief Financial Officer certifications required under Section 302 of the Sarbanes-Oxley Act of 2002 as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2004.

Election of Lead Director

     In February 2004, the Board of Directors reelected Mr. Ramsey, a non-employee director, to serve as the Lead Director, meaning he is chairman of the regular private meetings of the independent directors and the Nominating and Corporate Governance Committee. Utilizing input from all directors, the Lead Director will (i) work with the CEO and Chairman of the Board to determine the appropriate agenda and information package for Board of Director meetings; (ii) meet with the CEO and Chairman of the Board, senior management and individual directors, as required, to facilitate effective communications and information flow; (iii) take a leadership role in CEO succession and senior management development; (iv) take a leadership role in director evaluation, continuing education, recruiting and orientation; and (v) serve as the Board of Directors' contact for direct employee and stockholder communications with the Board of Directors.

Financial Literacy of Audit Committee and Designation of Financial Experts

     In February 2005, the Board of Directors evaluated the members of the Audit Committee for financial literacy and the attributes of a financial expert. The Board of Directors determined that each of the Audit Committee members is financially literate and that three of the Audit Committee members (Mrs. Lawson and Messrs. Gardner and Houghton) are financial experts as defined by the SEC.

Procedure for Directly Contacting the Board of Directors and Whistleblower Policy

     A means for stockholders and employees to contact the Board of Directors directly (including the Lead Director) has been established and is published on the Company's website at www.pioneernrc.com. Matters for which this contact may be used include allegations about actions of the Company or its directors, officers or employees involving (i) questionable accounting, internal controls and auditing matters; (ii) materially misleading statements or omissions in SEC reports, press releases, or other public statements or other forms of wire, mail or securities fraud or (iii) dishonest or unethical conduct, conflicts of interest, violations of the Company's code of ethics or business conduct, or violation of laws. Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in some other circumstances. The Company's policy is not to retaliate against any director, officer or employee who provides truthful information relating to a violation of law or Company policies.

                               COMPANY PERFORMANCE

     The following graph and chart compare the Company's cumulative total stockholder return on common stock during the five-year period ended December 31, 2004, with cumulative total stockholder return during the same period for the S&P 500 and the DJ E&P Index as prescribed by the SEC rules. The following graph and chart show the value, at December 31 in each of 2000, 2001, 2002, 2003 and 2004 of $100 invested at December 31, 1999, and assume the reinvestment of all dividends:


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      AMONG THE COMPANY, THE S&P 500 INDEX
                            AND THE DJ E&P INDEX (a)

                                    Pioneer
                                     Natural                     DJ
                  Year ended        Resources        S&P         E&P
                 December 31,        Company         500        Index
                 ------------       ---------       -----       -----
                     1999              100           100         100
                     2000              220            91         160
                     2001              215            80         147
                     2002              283            62         150
                     2003              357            80         196
                     2004              395            89         279

                                                    Year ended December 31,
                                          --------------------------------------------
                                          1999    2000    2001    2002    2003    2004
                                          ----    ----    ----    ----    ----    ----
     Pioneer Natural Resources Company     100     220     215     283     357     395
     S&P 500                               100      91      80      62      80      89
     DJ E&P Index                          100     160     147     150     196     279

     ---------------
     (a) Assumes $100 invested on December 31, 1999 in stock or index, including reinvestment of dividends.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of common stock as of March 15, 2005, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each director of the Company, (iii) each named executive officer of the Company and (iv) all directors and executive officers as a group:

                                                                   Number of       Percentage
Name of Person or Identity of Group                                  Shares        Of Class (a)
-----------------------------------                                ----------      ------------
Southeastern Asset Management, Inc. (c)........................    13,619,600           9.5
Longleaf Partners Fund
O. Mason Hawkins
6410 Poplar Avenue, Suite 900
Memphis, Tennessee  38119

Nueberger Berman, Inc. (d).....................................    11,528,291           8.0
Nueberger Berman, LLC
Nueberger Berman Management, Inc.
605 Third Ave.
New York, New York 10158-3698

Highfields Capital Management LP (e)...........................     9,390,211           6.5
Highfields GP LLC
Jonathan S. Jacobson
Richard L. Grubman
Highfields Capital I LP
Highfields Capital II LP
Highfields Capital Ltd
c/o Highfields Capital Management
John Hancock Tower
200 Clarendon Street, 51st Floor
Boston, Massachusetts 02116

Scott D. Sheffield (f) (g) (h).................................       678,233            (b)

Timothy L. Dove (f) (h) (i)....................................       241,900            (b)

A.R. Alameddine (f) (h) (i) ...................................       128,785            (b)

Chris J. Cheatwood (f) (h) (i) (j).............................       147,681            (b)

Danny L. Kellum (f) (h) (i)....................................        86,954            (b)

James R. Baroffio (f) (h) (k)..................................        39,621            (b)

Edison C. Buchanan (h).........................................        10,898            (b)

R. Hartwell Gardner (f) (h)....................................        56,353            (b)

James L. Houghton (f) (h) (l)..................................        27,943            (b)

Jerry P. Jones (f) (h).........................................        27,464            (b)

Linda K. Lawson (h) (m)........................................         6,781            (b)

Andrew D. Lundquist (f) (h)....................................        22,369            (b)

Charles E. Ramsey, Jr. (f) (h).................................        38,265            (b)

Mark S. Sexton (f) (h) (m).....................................       225,371            (b)

Robert A. Solberg (h) .........................................         9,413            (b)

Jim A. Watson (h)..............................................         6,168            (b)

All directors and officers as a group (43 persons) (h) (n).....     2,752,867           1.9

---------------
(a)  Based on 143,845,045 shares of common stock outstanding.
(b)  Does not exceed one percent of class.

(c) The Schedule 13G/A filed with the SEC on February 8, 2005, which is a joint statement on Schedule 13G/A filed by Southeastern Asset Management, Inc. ("Southeastern"), Longleaf Partners Fund and O. Mason Hawkins ("Hawkins"), states that the statement is being filed by Southeastern as a registered investment adviser, and that all of the securities covered by the statement are owned legally by Southeastern's investment advisory clients and none are owned directly or indirectly by Southeastern. The Schedule 13G/A further states that the statement is also being filed by Hawkins, Chairman of the Board and CEO of Southeastern, in the event he could be deemed to be a controlling person of that firm as the result of his official positions with or ownership of its voting securities. The existence of such control is expressly disclaimed. Hawkins does not own directly or indirectly any securities covered by the Schedule 13G/A for his own account.
(d) The Schedule 13G filed with the SEC on February 14, 2005, which is a joint statement on Schedule 13G filed by Neuberger Berman, Inc., Neuberger Berman LLC and Neuberger Berman Management, Inc., states that Neuberger Berman, LLC and Neuberger Berman Management, Inc. are deemed to be beneficial owners since they both have shared power to make decisions whether to retain or dispose and vote the securities that are actually owned by clients of Neuberger Berman, LLC. Neuberger Berman, Inc. owns 100 percent of both Neuberger Berman LLC and Neuberger Berman Management, Inc. and does not own over one percent of the Company.
(e) The Schedule 13G/A filed with the SEC on February 14, 2005, which is a joint statement on Schedule 13G/A filed by Highfields Capital I LP, Highfields Capital II LP and Highfields Capital Ltd. (collectively, the "Funds"), Highfields Capital Management LP, Highfields GP LLC, Jonathan S. Jacobson and Richard L. Grubman (collectively, "Highfields"), states that the shares beneficially owned by Highfields Capital Management LP, Highfields GP LLC, Jonathan S. Jacobson and Richard L. Grubman are shares beneficially owned by the Funds and such beneficial owners have the power to direct the dividends from or the proceeds of the sale of the shares owned by the Funds. The Funds individually do not own five percent or more of the Company's outstanding securities. On a March 25, 2005 Schedule 13G/A, Highfields reported an increase in their holdings of 1,820,000 shares on March 16, 2005. Such shares are not reflected in the table above.
(f) Includes the following number of shares subject to stock options that were exercisable at or within 60 days after March 15, 2005: Mr. Sheffield, 298,000; Mr. Dove, 141,834; Mr. Alameddine, 74,000; Mr. Cheatwood, 81,168;
     Mr. Kellum, 16,667; Dr. Baroffio, 23,956 (including 3,956 shares subject to stock options held in a trust over which Dr. Baroffio is the trustee); Mr. Gardner, 37,807; Mr. Houghton, 16,000; Mr. Jones, 10,000; Mr. Lundquist, 13,924; Mr. Ramsey, 24,153 and Mr. Sexton, 100,000.
(g) Includes 5,000 shares held in Mr. Sheffield's investment retirement account and 12,607 shares held in Mr. Sheffield's 401(k) account.
(h) Includes the following number of unvested restricted shares: Mr. Sheffield, 196,350; Mr. Dove, 68,800; Mr. Alameddine, 46,750; Mr. Cheatwood, 57,750;
     Mr. Kellum, 57,750; Dr. Baroffio, 1,912; Mr. Buchanan, 2,111; Mr. Gardner, 2,370; Mr. Houghton, 1,912; Mr. Jones, 1,912; Mrs. Lawson, 1,693; Mr.
     Lundquist, 441; Mr. Ramsey, 1,912; Mr. Sexton, 441; Mr. Solberg, 2,151; Mr. Watson, 4,217 and all directors and officers as a group, 977,931.
(i) Includes the following number of shares held in each respective officer's 401(k) account: Mr. Dove, 341; Mr. Alameddine, 7; Mr. Cheatwood, 505 and Mr. Kellum, 517.
(j) Includes 2,000 shares held in Mr. Cheatwood's investment retirement account.
(k) Includes 13,753 shares held in trust that are shares beneficially owned by Dr. Baroffio.
(l) Includes 8,031 shares held by two trusts of which Mr. Houghton is a co-trustee and over which he has shared voting and investment power and 2,000 shares held in Mr. Houghton's investment retirement account.
(m) Mrs. Lawson's beneficial shares include 1,700 shares held in Mrs. Lawson's investment retirement accounts. Mr. Sexton's beneficial shares include 7,477 shares held in Mr. Sexton's investment retirement accounts.
(n) Includes 1,202,209 shares of common stock subject to stock options that were exercisable at or within 60 days after March 15, 2005.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The executive officers and directors of the Company are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership.

     Based solely on its review of reports and written representations that the Company has received, the Company is aware that Larry N. Paulsen, the Company's Vice President, Administration and Risk Management, and David McManus, the
Company's Vice President of International Operations, did not timely file one report each on Form 4 covering transactions effected during 2004, Todd Dillabough, the President of the Company's Canadian subsidiaries, did not timely file one Form 3 during 2004, and Mark S. Sexton, a director, did not accurately report all of the Company's securities in which he is deemed to have a pecuniary interest on his Form 3 filed in 2004. The Company believes that all other required reports were timely filed during 2004.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 3, 2004, the Company and Evergreen entered into an Agreement and Plan of Merger pursuant to which the Company acquired Evergreen on September 28, 2004. Before the completion of the merger, Mark S. Sexton was Evergreen's Chairman of the Board, President, and Chief Executive Officer; Andrew D. Lundquist was an independent director of Evergreen; and Scott D. Sheffield (the Company's Chairman of the Board, Chief Executive Officer and then President) was an independent director of Evergreen. As a result of the merger, Messrs. Sexton and Lundquist were appointed to the Company's Board of Directors as Class I and Class III directors, respectively. On May 3, 2004, the Company also entered into a Non-Competition Agreement with Mr. Sexton and Consulting and Non-Competition Agreements with two other officers of Evergreen. The aggregate number of shares of Company common stock issued in the merger to Evergreen stockholders was approximately 25.4 million, and the aggregate amount of cash paid in the merger to Evergreen stockholders was approximately $863.2 million, including the consideration for Evergreen's Kansas properties.

     Mr. Sheffield owned 6,400 shares of Evergreen common stock, options to purchase 4,800 shares of Evergreen common stock that were exercisable, options to purchase 19,200 shares of Evergreen common stock that were not fully exercisable, and a restricted stock award for 9,600 shares of Evergreen common stock. As a result of the merger, Mr. Sheffield received 9,307 shares of Company common stock, options to acquire 27,924 shares of Company common stock, and $319,713 in cash with respect to his equity interests in Evergreen.

     Mr. Lundquist owned 3,402 shares of Evergreen common stock, options to purchase 4,800 shares of Evergreen common stock that were exercisable, options to purchase 19,200 shares of Evergreen common stock that were not fully exercisable, and a restricted stock award for 9,600 shares of Evergreen common stock. As a result of the merger, Mr. Lundquist received 7,563 shares of Company common stock, options to acquire 27,924 shares of Company common stock, and $259,810 in cash with respect to his equity interests in Evergreen.

     Mr. Sexton owned 243,234 shares of Evergreen common stock; options for 507,578 shares of Evergreen common stock, including options for 75,000 shares that vested in the merger prior to the time they would otherwise have vested; restricted stock awards for 75,000 shares of Evergreen common stock that vested prior to the time they would otherwise have vested. As a result of the merger, Mr. Sexton received 185,130 shares of Company common stock, options to acquire 590,568 shares of Company common stock, and $6,358,368 in cash with respect to his equity interests in Evergreen. In addition, under the terms of Mr. Sexton's change in control agreement with Evergreen, the Company is providing Mr. Sexton continuation of his health care and other insurance benefits for two years following the merger.

     Before completion of the merger in September 2004, a dispute arose concerning the amounts that would be payable to the Evergreen executives pursuant to their change in control agreements upon completion of the merger. The Company believed the aggregate amount that would be payable was approximately $7.6 million based on the Company's analysis of the historical cash salaries and cash bonuses and estimated tax gross-ups for the three Evergreen executives. The executives asserted that the change in control payment calculation must also take into account the executives' restricted stock awards granted when their annual compensation was set and that the aggregate cash payable to them would be up to $30.0 million, depending on the value attributed to Evergreen common stock for purposes of the calculation. The Company disagreed with the methodology and stock valuations the executives used to calculate the cash amount that would be payable to them. The Company and the three Evergreen executives had a number of discussions to attempt to resolve the disagreement before the completion of the merger on September 28, 2004, but their efforts were unsuccessful.

     During October 2004, the Company and the three executives settled their disputes. Associated therewith, the Company paid to the three executives $6.4 million of aggregate non-competition payments and $7.6 million of change in control payments determined in accordance with the change in control agreements, including a $2.6 million change in control payment to Mr. Sexton. On October 29, 2004, the Company entered into a new Non-Competition Agreement with Mr. Sexton. Mr. Sexton's new Non-Competition Agreement has a two-year term and replaced the

Non-Competition Agreement dated May 3, 2004 between the Company and Mr. Sexton. The Non-Competition Agreement provides that Mr. Sexton will not:

       (i) engage in or be involved with a competing activity with the Company in the Raton Basin of Colorado or New Mexico,

       (ii)  solicit with respect to hiring any employee of the Company, and

       (iii) acquire any oil and gas interests within 20 miles of any oil and gas interests owned by Evergreen in three areas generally described as the Uinta and Piceance Basin in Utah and Colorado and the Western Sedimentary Basin in Canada without providing the Company 30 days prior written notice and offering the Company the right to acquire up to 50 percent of the oil and gas interests at cost.

Mr. Sexton was paid $3.1 million as compensation for entering into the new Non-Competition Agreement.

     Tom Sheffield, the brother of Scott D. Sheffield, is employed at a subsidiary of the Company as the Raton Asset Team Manager. For 2004, Tom Sheffield was paid $121,658 in base salary and $28,406 in bonus and received restricted stock awards for 620 shares of Company common stock with a fair market value on the date of grant of $19,127. Scott D. Sheffield disclaims any interest in Tom Sheffield's compensation.

     Kevin Spratlen, the husband of Susan Spratlen (an officer of the Company responsible for corporate communications), is employed at a subsidiary of the Company as Senior Support Analyst. For 2004, Kevin Spratlen was paid $55,800 in base salary and $8,999 in bonus and received restricted stock awards for 135 shares of Company common stock with a fair market value on the date of grant of $4,165.

     Mr. Jones is of counsel to the firm of Thompson & Knight, L.L.P. since his retirement from the firm in January 1998. Thompson & Knight, L.L.P. provides periodic legal services to the Company. Thompson & Knight, L.L.P. customarily gives the "of counsel" title to retired partners of the firm. Mr. Jones has no role in, and receives no pay from, Thompson & Knight, L.L.P. except payments under a retirement savings plan.


                              STOCKHOLDER PROPOSALS

     Any stockholder of the Company who desires to submit a proposal for action at the 2006 annual meeting of stockholders and wishes to have such proposal (a "Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 13, 2005, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

     Any stockholder of the Company who desires to submit a proposal for action at the 2006 annual meeting of stockholders, but does not wish to have such proposal (a "Non-Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices so that it is received no later than February 19, 2006, unless the Company notifies the stockholders otherwise. If a Non-Rule 14a-8 Proposal is not received by the Company on or before February 19, 2006, then the Company intends to exercise its discretionary voting authority with respect to such Non- Rule 14a-8 Proposal.

     "Discretionary voting authority" is the ability to vote proxies that stockholders have executed and returned to the Company, on matters not specifically reflected in the Company's proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

     It is the responsibility of the Nominating and Corporate Governance Committee to identify, evaluate and recommend to the Board the Directors nominees for election at the annual meeting of stockholders, as well as for filling vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a large global U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period. Consideration will also be given to the Board of Directors' overall balance of diversity of perspectives, backgrounds and experiences.

     The Nominating and Corporate Governance Committee will consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2006 if that nomination is submitted in writing, not later than December 13, 2005, to the Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 900, Irving, Texas 75039. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

     a)  the nominee's name, address and other personal information;

     b) the number of shares of each class and series of stock of the Company held by such nominee;

     c) the nominating stockholder's name, residential address and telephone number, business address and telephone number; and

     d) all other information required to be disclosed pursuant to Regulation 14A of the Securities and Exchange Act of 1934.

     Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a commitment by the nominee to meet personally with members of the Nominating and Corporate Governance Committee and the Board of Directors.

     Stockholders desiring to propose action at the annual meeting of stockholders must also comply with Article Nine of the Amended and Restated Certificate of Incorporation of the Company. Under Article Nine, a stockholder must submit to the Company, no later than 60 days before the annual meeting or ten days after the first public notice of the annual meeting is sent to stockholders, a written notice setting forth (i) the nature of the proposal with particularity, including the written text of the proposal, (ii) the stockholder's name, address and other personal information, (iii) any interest of the stockholder in the proposed business, (iv) the name of any persons nominated to be elected or reelected as a director by the stockholder and (v) with respect to each such nominee, the nominee's name, address and other personal information, the number of shares of each class and series of stock of the Company held by such nominee, all information required to be disclosed pursuant to Regulation 14A of the Securities and Exchange Act of 1934, and a notarized letter containing such nominee's acceptance of the nomination, stating his or her intention to serve as a director, if elected, and consenting to be named as a nominee in any proxy statement relating to such election. The person presiding at the annual meeting will determine whether business is properly brought before the meeting and will not permit the consideration of any business not properly brought before the meeting.

     Written requests for inclusion of any stockholder proposal should be addressed to Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 900, Irving, Texas 75039. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

                             SOLICITATION OF PROXIES

     Solicitation of Proxies may be made by mail, personal interview, telephone or telegraph by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained D.F. King & Co., Inc. to assist in solicitation for a fee estimated not to exceed $7,500. The Company will bear all costs of solicitation.

                                STOCKHOLDER LIST

     In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Irving, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

                       ANNUAL REPORT AND OTHER INFORMATION

       The Company's Annual Report to Stockholders for the year ended December 31, 2004, is being mailed to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2004, as amended and filed with the SEC, will be sent to any stockholder without charge upon written request addressed to Investor Relations, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 900, Irving, Texas 75039. A copy of this Proxy Statement or our Annual Report on Form 10-K will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of this Proxy Statement or Annual Report on Form 10-K was delivered. Requests may be made by writing to Investor Relations, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 900, Irving, Texas 75039 or by calling 972-969-3583. The Annual Report on Form 10-K is also available at the SEC's website in its EDGAR database at www.sec.gov.

     Stockholders may request copies of the Company's Corporate Governance Principles and any charter for a committee of the Board of Directors by writing to Investor Relations at the address set forth in the previous paragraph.

                                 INTERNET VOTING

     For shares of stock that are registered in your name, you have the opportunity to vote by the Internet using a program provided by the Company's transfer agent, Continental Stock Transfer & Trust Company ("Continental").
Votes submitted electronically by the Internet under this program must be received by 5:00 p.m., Eastern Time, on Tuesday, May 10, 2005. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. The Company has been advised by counsel that the Internet voting procedures that have been made available through Continental are consistent with the requirements of applicable law.

     To vote by the Internet, please have your proxy card in hand when you access Continental's website at www.continentalstock.com. Under "ContinentaLink" on the right side, select "Proxy Voting Log In." You will be prompted to complete an electronic ballot. Follow the prompts to vote your shares.

     The Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting through the Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

******

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE THROUGH THE INTERNET OR TO COMPLETE, SIGN AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

                                            By Order of the Board of Directors,


                                             /s/ Mark S. Berg
                                            ----------------------------------
                                            Mark S. Berg
                                            Secretary

Irving, Texas
April 5, 2005

                        PIONEER NATURAL RESOURCES COMPANY

             PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 11, 2005

                         VOTE BY INTERNET * PHONE * MAIL


TO VOTE BY INTERNET
-------------------
www.continentalstock.com
Have  this  proxy  card  in  hand  when  you  access  the  above   website.   At
"ContinentaLink" on the right side, select "Proxy Voting Log In." Follow the instructions on the screen to vote your shares.

TO VOTE BY PHONE
----------------
Call toll-free (in the U.S.)  1-866-894-0537.
Have this proxy card in hand when you call and follow the instructions.

Your internet or telephone vote works in the same manner as if you marked, signed and returned your proxy card by mail. Internet and telephone votes must be received by 5:00 p.m., Eastern Time, on May 10, 2005.

                  If you vote via the internet or by telephone,
                      please do not return the card below.

TO VOTE BY MAIL
---------------
Mark, sign and date the proxy card below, detach it and return in the postage-paid envelope provided.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


                                  PROXY BY MAIL

                                          Please mark your votes like this [ X ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

ITEM 1 - ELECTION OF DIRECTORS                [ ] FOR ALL   [ ] WITHHELD FOR ALL
Nominees:
01   James R. Baroffio     03   Scott D. Sheffield
02   Edison C. Buchanan    04   Jim A. Watson

WITHHELD FOR: (List below each nominee for whom you do not wish to vote.)

-------------------------------------------------------------------------

ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

               [ ]   FOR           [ ]  AGAINST           [ ]  ABSTAIN

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

IF YOU WISH TO VOTE BY INTERNET OR BY TELEPHONE PLEASE READ THE INSTRUCTIONS ABOVE.

Signature                       Signature                        Date
          -------------------              -------------------         --------

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

                Access to Pioneer shareholder account information and other shareholder services are available on the Internet!

                  Visit Continental Stock Transfer's website at
                            www.continentalstock.com
                    for their Internet Shareholder Service -
                                 ContinentaLink

       Through this service, shareholders can change addresses, receive electronic forms, view account transaction history and dividend history.

       To access  this  service,  visit  the  website  listed  above. At
       "ContinentaLink" on the right side of the home page, select "Shareholder Log In." From there, you can either "View a Sample Account" or you can sign-up (choose "First Time Visitor" then "New Member Sign-Up"). Guidance is provided on the website.




                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                        PIONEER NATURAL RESOURCES COMPANY

The undersigned hereby appoints Scott D. Sheffield and Mark S. Berg, and each of them, as attorneys in fact and proxies for the undersigned with full power of substitution and revocation as to each of them, to represent the undersigned and to vote all the shares of common stock of Pioneer Natural Resources Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 11, 2005, and any adjournment or postponement thereof, upon the matters set forth on the reverse side.

       (Continued, and to be marked, dated and signed, on the other side)

                        PIONEER NATURAL RESOURCES COMPANY

             PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 11, 2005

                         VOTE BY INTERNET * PHONE * MAIL


TO VOTE BY INTERNET
-------------------
www.continentalstock.com
Have  this  proxy  card  in  hand  when  you  access  the  above   website.   At
"ContinentaLink" on the right side, select "Proxy Voting Log In." Follow the instructions on the screen to vote your shares.

TO VOTE BY PHONE
----------------
Call toll-free (in the U.S.)  1-866-894-0537.
Have this proxy card in hand when you call and follow the instructions.

Your internet or telephone vote works in the same manner as if you marked, signed and returned your proxy card by mail.

                  If you vote via the internet or by telephone,
                      please do not return the card below.

TO VOTE BY MAIL
---------------
Mark, sign and date the proxy card below, detach it and return in the postage-paid envelope provided.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                  PROXY BY MAIL

                                         Please mark your votes like this  [ X ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE TRUST AGREEMENT. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

ITEM 1 - ELECTION OF DIRECTORS               [ ] FOR ALL    [ ] WITHHELD FOR ALL
Nominees:
01   James R. Baroffio             03   Scott D. Sheffield
02   Edison C. Buchanan            04   Jim A. Watson

WITHHELD FOR: (List below each nominee for whom you do not wish to vote.)

------------------------------------------------------------------------

ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

               [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

IF YOU WISH TO VOTE BY INTERNET OR BY TELEPHONE PLEASE READ THE INSTRUCTIONS ABOVE.

Signature                           Signature                      Date
           ----------------------              ------------------      ------
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

        The Annual Meeting of Stockholders will be held on May 11, 2005. Your voting instruction must be received by 5:00 p.m. Eastern Time, on May 6, 2005 to allow Vanguard to vote according to your instruction.





                 FOLD AND DETACH HERE AND READ THE RESERVE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PROXY

                 PIONEER NATURAL RESOURCES USA, INC. 401(k) PLAN

TO: THE VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE FOR THE EMPLOYER MATCHING CONTRIBUTION (STOCK ACCOUNT) OF THE PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING PLAN

In connection with the proxy materials I received relating to the Annual Meeting of Stockholders of Pioneer Natural Resources Company to be held on May 11, 2005, I direct you to execute a proxy with respect to all shares of common stock of Pioneer to which I have the right to give voting directions under the 401(k) plan upon the matters set forth on the reverse side. I understand you will hold these directions strictly confidential.

       (Continued, and to be marked, dated and signed, on the other side)